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                                                                   EXHIBIT 10.20

                  FORM OF CHANGE OF CONTROL SEVERANCE AGREEMENT

                  CHANGE OF CONTROL SEVERANCE AGREEMENT (this "Agreement"), by and between SYNAPTICS INCORPORATED, a Delaware corporation (the "Company"), and _____________ ("Executive") is entered into as of the _____ day of ___________,
_______.

                                    RECITALS

                  A. The Company is engaged primarily in the business of the development and supply of custom-designed user interface solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing and communications devices (collectively, the "Business").

                  B. Executive currently serves as a Senior Vice President of the Company.

                  C. The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive despite the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

                  D. The Board believes it is imperative to diminish the inevitable distraction of Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation arrangements upon a Change of Control that afford Executive with a requisite amount of individual financial security and are competitive with those of other corporations. In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                  1.       CERTAIN DEFINITIONS.

                           (a)      EFFECTIVE DATE. The "Effective Date" shall
be the first date during the "Change of Control Period" (as defined below) on which a Change of Control occurs.

                           (b)      CHANGE OF CONTROL PERIOD. The "Change of
Control Period" is the period commencing on the date hereof and ending on the first anniversary of such date; provided, however, that the Change of Control Period shall extend automatically for an additional day at the end of each day during the Change of Control Period so that the Change of Control Period is always the shorter of one (1) year or Executive's Normal Retirement Date.

                           (c)      CHANGE OF CONTROL. For the purpose of this
Agreement, a "Change of Control" shall mean:

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                                    (i)      CHANGE OF CONTROL. A "Change in
Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, which serve similar purposes; provided further that, without limitation, a Change in Control shall be deemed to have occurred if and when:

                                    (ii)     TURNOVER OF BOARD. The following
individuals no longer constitute a majority of the members of the Board: (A) the individuals who, as of the date of this Agreement constitute the Board (the "Current Directors"); (B) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of all of the Current Directors then still in office (such directors becoming "Additional Directors" immediately following their election); and (C) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of all of the Current Directors and Additional Directors then still in office (such directors also becoming "Additional Directors" immediately following their election);

                                    (iii)    TENDER OFFER. A tender offer or
exchange offer is made whereby the effect of such offer is to take over and control the Company, and such offer is consummated for the equity securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities;

                                    (iv)     MERGER OR CONSOLIDATION. The
stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction that would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

                                    (v)      LIQUIDATION OR SALE OF ASSETS. The
stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets to another person, which is not a wholly owned subsidiary of the Company (i.e., 50% or more of the total assets of the Company); or

                                    (vi)     STOCKHOLDINGS. Any "person" (as
that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under that act), directly or indirectly of more than twenty percent (20%) of the total voting power represented by the Company's then outstanding voting Securities.

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                  2.       EMPLOYMENT AND DUTIES.

                           (a)      EMPLOYMENT. The Company hereby agrees to
continue Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the first anniversary of the Effective Date (the "Employment Period"); provided, however, that the Employment Period shall extend automatically for an additional day at the end of each day during the Employment Period on the same terms and conditions contained herein as in effect as of the time of each extension, without taking into account any modifications that are not agreed to by Executive, so that the Employment Period is always one (1) year until termination as provided herein. Executive agrees to devote Executive's best efforts and, subject to paragraph 2(d) hereof, substantially all of Executive's business time and attention to promote and further the business of the Company.

                           (b)      POSITION AND DUTIES. During the Employment
Period, Executive's position (including status, offices, titles, and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised, and assigned at any time during the 180-day period immediately preceding the Effective Date.

                           (c)      POLICIES. Executive shall faithfully adhere
to, execute, and fulfill all lawful policies established by the Company.

                           (d)      OTHER ACTIVITIES. Executive shall not,
during the Employment Period, be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage if such activity interferes in any material respect with Executive's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Executive from (i) making personal investments in such form or manner as will neither require Executive's services in the operation or affairs of the companies or enterprises in which such investments are made nor subject Executive to any conflict of interest with respect to Executive's duties to the Company; (ii) serving on any civic or charitable boards or committees; (iii) delivering lectures or fulfilling speaking engagements; or (iii) serving, with the written approval of the Board, as a director of one or more public corporations, in each case so long as any such activities do not significantly interfere with the performance of Executive's responsibilities under this Agreement.

                           (e)      PLACE OF PERFORMANCE. Executive shall not be
required by the Company or by the performance of Executive's duties under this Agreement either to perform Executive's principal duties at a work location more than fifty (50) miles from the Company's current principal executive offices.

                  3. COMPENSATION. For all services rendered by Executive, the Company shall compensate Executive as follows:

                           (a)      BASE SALARY. During the Employment Period,
Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the monthly base salary paid or payable to Executive by the Company on the Effective Date. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and

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from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Base Salary shall not be reduced after any such increase.

                  (b) ANNUAL BONUS. In addition to Base Salary, Executive shall be eligible to receive a bonus or other incentive compensation as may be determined by the Board or a committee of the Board based upon such factors as the Board or such committee, in its sole discretion, may deem relevant, including, without limitation, the performance of Executive and the Company; provided, however, that the Board or a committee of the Board shall establish for each fiscal year of the Company either (i) a bonus program in which Executive shall be entitled to participate, which provides Executive with a reasonable opportunity, based on the past compensation practices of the Company and Executive's then base salary, to maintain or increase Executive's total compensation compared to the previous fiscal year or (ii) a targeted bonus based on such factors as the Board may determine (the "Targeted Bonus"). Notwithstanding the foregoing, Executive shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") either pursuant to any then-established incentive compensation plan(s) of the Company or otherwise, in cash at least equal to the highest bonus payable to Executive by the Company and its subsidiaries in respect of any of the two fiscal years immediately preceding the fiscal year in which the Effective Date occurs. Nothing in this Agreement shall require the payment of an Annual Bonus prior to the Effective Date.

                  (c) INCENTIVE, SAVINGS, AND RETIREMENT PLANS. In addition to Base Salary and Annual Bonus payable as above provided, Executive shall be entitled to participate during the Employment Period in all incentive, savings, and retirement plans, practices, policies and programs applicable to other key executives of the Company (including its successors or assigns) and its affiliates, in each case comparable to those in effect on the Effective Date or as subsequently amended. Such plans, practices, policies, and programs, in the aggregate, shall provide Executive with compensation, benefits, and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for Executive under such plans, practices, policies, and programs as in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to Executive, as provided at any time thereafter with respect to other key executives.

                  (d) WELFARE BENEFIT PLANS. During the Employment Period, Executive and/or Executive's family who are qualified to participate, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies, and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death, and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies, and programs in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to Executive and/or Executive's family, as in effect at any time thereafter with respect to other key executives.

                  (e) EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in connection with the business of the Company in accordance with the most favorable policies,

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practices, and procedures of the Company and its subsidiaries in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

                  (f) OFFICE AND SUPPORT STAFF. During the Employment Period, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to Executive by the Company and its subsidiaries at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to Executive, as provided at any time thereafter with respect to other key executives of the Company and its subsidiaries.

                  (g) VACATION. During the Employment Period, Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to Executive, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries.

                  4.       NON-COMPETITION AGREEMENT.

                           (a)      NON-COMPETITION. Notwithstanding the
provisions of California law, including, without limitation, Bus. & Prof. Code Secs. 16600 et. seq. and 17200 et. sec., the parties agree that, during Employment Period, and for a period for which severance payments are being made by the Company to Executive in accordance with this Agreement, Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any other person:

                                    (i)      OTHER ACTIVITIES. Engage, as an
officer, director, shareholder, owner, principal, partner, lender, joint venturer, employee, independent contractor, consultant, advisor, or sales representative, in any Competitive Business within the Restricted Territory, provided that the ownership of less than 3% of a company shall not be deemed a violation of this provision;

                                    (ii)     SOLICITATION OF EMPLOYEES. Call
upon any person who is, at that time, within the Restricted Territory, an employee of the Company or any of its subsidiaries, in a managerial or supervisory capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any of its subsidiaries;

                                    (iii)    SOLICITATION OF CUSTOMERS. Call
upon any person who is, at that time, or who has been, within one (1) year prior to that time, a customer of the Company or any of its subsidiaries, within the Restricted Territory for the purpose of soliciting or selling products or services in direct competition with the Company or any of its subsidiaries within the Restricted Territory;

                                    (iv)     SOLICITATION OF ACQUISITION
CANDIDATES. Call upon any prospective acquisition candidate, on Executive's own behalf or on behalf of any person, which candidate was, to Executive's knowledge after due inquiry, either called upon by the Company, or for which the Company made an acquisition analysis, for the purpose of acquiring such candidate.

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                           (b)      CERTAIN DEFINITIONS. As used in this
Agreement, the following terms shall have the meanings ascribed to them:

                                    (i)      COMPETITIVE BUSINESS shall mean any
person that engages in a business the same as, similar to, or in direct competition with the Business;

                                    (ii)     PERSON shall mean any individual,
corporation, limited liability company, partnership, firm, or other business of whatever nature;

                                    (iii)    RESTRICTED TERRITORY shall mean any
jurisdiction in which the Company or any subsidiary of the Company maintains any facilities, sells any products, or provides any services; and

                                    (iv)     SUBSIDIARY shall mean the Company's
consolidated subsidiaries, including corporations, partnerships, limited liability companies, and any other business organization in which the Company holds at least a fifty percent (50%) equity interest.

                           (c)      ENFORCEMENT. Because of the difficulty of
measuring economic losses to the Company as a result of a breach of the foregoing covenants in this paragraph 4, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Executive agrees that the foregoing covenants may be enforced by the Company in the event of breach by Executive, by injunctions and restraining orders.

                           (d)      REASONABLE RESTRAINT. In agreeing to the
period of non-competition as set forth herein, Executive acknowledges that he has had the opportunity to speak with counsel of his choice in connection with the force and effect of this waiver, and that he is aware that he is waiving rights under California law to contest the imposition of a non-competition agreement. In agreeing to be bound hereby, Executive is accepting the consideration extended to him in exchange for a knowing waiver of his rights, and as full and complete consideration for this waiver, and acknowledges the adequacy of such consideration. Both parties agree that Executive's agreement to this term constitutes a substantial and material term to the Company, without which the Company would not enter into this Agreement or extend this offer of employment to Executive. Executive agrees that the Company may seek and secure an injunction against Executive in order to enforce the terms hereof in the event that Executive breaches this provision. Executive acknowledges that the scope of the non-competition clause is reasonable in scope and will not preclude him from seeking gainful employment in alternative fields. To the extent that any court of competent jurisdiction determines that the non-competition provisions are unreasonable, it is the intent of the parties to enforce the terms hereof to the full extent held reasonable.

                           (e)      SEPARATE COVENANTS. The covenants in this
paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and the Agreement shall thereby be reformed.

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                           (f)      INDEPENDENT AGREEMENT. Except as otherwise
provided herein, all of the covenants in this paragraph 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period following termination of employment stated at the beginning of this paragraph 4, during which the agreements and covenants of Executive made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Executive is in violation of any provision of this paragraph 4.

                  5.       TERM; TERMINATION; RIGHTS ON TERMINATION.

                           (a)      TERM. The term of Executive's employment
under this Agreement shall be the Employment Period as defined above.

                           (b)      TERMINATION. Executive's employment under
this Agreement may be terminated in any one of the followings ways:

                                    (i)      DEATH OF EXECUTIVE. The employment
of Executive shall terminate immediately upon Executive's death provided that the Company shall, for a period of twelve (12) months following such death, pay to the estate of Executive an amount equal to Executive's base salary and continue the welfare benefit programs contemplated by paragraph 3(d), including paying all premiums for coverage for Executive's dependent family members under all health, hospitalization, disability, dental, life, and other insurance plans that the Company maintained at the time of Executive's death.

                                    (ii)     DISABILITY OF EXECUTIVE. If, as a
result of incapacity due to physical or mental illness or injury, Executive shall have been absent from Executive's full-time duties hereunder for six (6) consecutive months, then thirty (30) days after giving written notice to Executive (which notice may occur before or after the end of such six (6) month period, but which shall not be effective earlier than the last day of such six
(6) month period), the Company may terminate Executive's employment provided Executive is unable to resume Executive's full-time duties at the conclusion of such notice period. Also, Executive may terminate Executive's employment if Executive's health should become impaired to an extent that makes the continued performance of Executive's duties hereunder hazardous to Executive's physical or mental health or Executive's life, provided that Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within ten (10) days of the date of such written statement, Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Executive or Executive's doctor and such doctor shall have concurred in the conclusion of Executive's doctor. In the event Executive's employment under this Agreement is terminated as a result of Executive's disability, Executive shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of such termination, an amount equal to the greater of (1) the average of the base salary and bonus paid to Executive for the two (2) prior full fiscal years prior to such termination or (2) Executive's base salary and Targeted Bonus for the fiscal year during which such termination occurs. The disability benefits provided for in this Agreement are independent of any disability insurance benefits that Executive receives.

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                                    (iii)    TERMINATION BY THE COMPANY FOR GOOD
CAUSE. The Company may terminate Executive's employment upon ten (10) days prior written notice to Executive for "Good Cause," which shall mean any one or more of the following: (A) Executive's willful, material, and irreparable breach of this Agreement; (B) Executive's gross negligence in the performance or intentional nonperformance (continuing for thirty (30) days after receipt of written notice of need to cure) of any of Executive's material duties and responsibilities hereunder; (C) Executive's willful dishonesty, fraud, or misconduct with respect to the business or affairs of the Company, which materially and adversely affects the operations or reputation of the Company;
(D) Executive's indictment for, conviction of, or guilty plea to a felony crime involving dishonesty or moral turpitude whether or not relating to the Company; or (E) a confirmed positive illegal drug test result. In the event of a termination by the Company for Good Cause, Executive shall have no right to any severance compensation.

                                    (iv)     TERMINATION BY THE COMPANY WITHOUT
GOOD CAUSE OR BY EXECUTIVE WITH GOOD REASON. The Company may terminate Executive's employment without Good Cause during the Employment Period upon the approval of a majority of the members of the Board, excluding Executive if Executive is a member of the Board. Executive may terminate Executive's employment under this Agreement for Good Reason upon ten (10) days prior notice to the Company.

                                             (A) RESULT OF TERMINATION BY THE
COMPANY WITHOUT GOOD CAUSE OR BY EXECUTIVE WITH GOOD REASON. Should the Company terminate Executive's employment without Good Cause or should Executive terminate Executive's employment with Good Reason during the Employment Period, the Company shall pay to Executive for one (1) year after such termination, on such dates as would otherwise be paid by the Company, a pro rata amount based on the greater of (1) the average of the base salary and bonus paid to Executive for the two (2) prior full fiscal years prior to such termination or (2) Executive's base salary and Targeted Bonus for the fiscal year during which such termination occurs. Further, if the Company terminates Executive's employment without Good Cause or Executive terminates Executive's employment with Good Reason, (1) the Company shall continue the insurance coverage as specified in paragraph 3(d) or provide comparable coverage by way of making the family medical insurance premium payments contemplated by COBRA or otherwise, in any case for a period of one (1) year after such termination; (2) the Company shall maintain life insurance coverage, comparable to that provided immediately prior to termination, for a period of one (1) year thereafter with the beneficiary designated by Executive; and (3) Executive shall be entitled to receive all other accrued but unpaid benefits relating to vacations and other executive perquisites as provided in paragraphs 3(d) and 3(g) through Executive's last day of employment.

                                             (B) DEFINITION OF GOOD REASON.
Executive shall have "Good Reason" to terminate Executive's employment upon the occurrence of any of the following events without Executive's prior written approval: (1) Executive is demoted by means of a reduction in authority, responsibilities, or duties as provided herein; (2) Executive's annual base salary for a fiscal year as determined pursuant to paragraph 3(a) is reduced or Executive's Targeted Bonus is reduced other than as contemplated by paragraph 3(b); (3) Executive is required to render his or her primary employment services from a location more than 50 miles from the Company's headquarters at the time Executive began his or her employment with the Company; (4) the Company breaches a material provision of this Agreement; or (5) the

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Company fails to obtain the assumption of this Agreement by any successor or assign of the Company or its principal business activities. For purposes of this
Section 5(b)(iv)(B), any good faith determination of "Good Reason" made by the Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                                    (v)      RESIGNATION BY EXECUTIVE WITHOUT
GOOD REASON. Executive may, without cause, and without Good Reason terminate Executive's own employment under this Agreement, effective thirty (30) days after written notice is provided to the Company or such earlier time as any such resignation may be accepted by the Company. If Executive resigns or otherwise terminates Executive's employment without Good Reason, Executive shall receive no severance compensation.

                                    (vi)     CHANGE IN CONTROL OF THE COMPANY.

                                             (A) EFFECTIVE DATE OF CHANGE IN
CONTROL. For purposes of applying paragraph 5 hereof, the effective date of Change in Control will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements, and lump-sum payments due Executive must be paid in full by the Company promptly following Executive's election to terminate Executive's employment following such Change in Control.

                                             (B) EFFECT ON STOCK OPTIONS. In the
event of a Change of Control, fifty percent (50%) of all unvested stock options held by Executive shall vest on the Effective Date and the balance of such unvested options shall vest as of the day immediately preceding any termination of Executive's employment by the Company without Good Cause or by Executive for Good Reason provided that any options granted prior to the date hereof that included specific provisions regarding accelerated vesting shall be unchanged. In addition, any vested stock options (including those vested as a result of this paragraph) held by Executive shall be exercisable during the full term of the stock options in the event of a Change of Control.

                           (c)      PAYMENTS TO TERMINATION DATE. Upon
termination of Executive's employment under this Agreement for any reason provided above, Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Executive only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Executive under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 9 (relating to indemnification of Executive) and Executive's obligations under paragraph 4 (relating to non-competition and non-solicitation, as applicable), paragraph 6 (relating to return of Company property), paragraph 7 (relating to inventions), paragraph 8 (relating to trade secrets), and paragraph 10 (relating to prior agreements) shall survive such termination in accordance with their terms.

                           (d)      FAILURE TO PAY EXECUTIVE. If termination of
Executive's employment arises out of the Company's failure to pay Executive on a timely basis the amounts

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to which Executive is entitled under this Agreement or as a result of any other breach of this Agreement by the Company, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 15, the Company shall pay all amounts and damages to which Executive may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Executive to enforce Executive's rights hereunder. Further, none of the provisions of paragraph 4 (relating to non-competition) shall apply in the event Executive's employment under this Agreement is terminated as a result of a breach by the Company.

                  6. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists, and other property delivered to or compiled by Executive by or on behalf of the Company (or its subsidiaries) or its representatives, vendors, or customers that pertain to the business of the Company (or its subsidiaries) shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities, or future plans of the Company (or its subsidiaries) that is collected by Executive shall be delivered promptly to the Company without request by it upon termination of Executive's employment.

                  7. INVENTIONS. Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by Executive, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of the Company (or its subsidiaries), and which Executive conceives as a result of Executive's employment by the Company. Executive hereby assigns and agrees to assign all Executive's interests therein to the Company or its nominee. Whenever requested to do so by the Company, Executive shall execute any and all applications, assignments, and other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

                  8. TRADE SECRETS. Executive agrees that Executive will not, during or after the period of employment under this Agreement, disclose the specific terms of the Company's relationships or agreements with its respective significant vendors or customers, or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation, or business for any reason or purpose whatsoever.

                  9. INDEMNIFICATION. In the event Executive is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by the Company against Executive), by reason of the fact that Executive is or was performing services under this Agreement, then the Company shall indemnify Executive against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, as actually and reasonably incurred by Executive in connection therewith to the maximum extent permitted by applicable law. The advancement of expenses shall be mandatory. In the event that both Executive and the Company are made a party to the same third-party action, complaint, suit, or proceeding, the Company agrees to engage competent legal representation, and Executive agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents

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such counsel from representing Executive, Executive may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Executive is expected at all times to use Executive's best efforts to faithfully discharge Executive's duties under this Agreement, Executive cannot be held liable to the Company for errors or omissions made in good faith if Executive has not exhibited gross, willful, and wanton negligence and misconduct or performed criminal and fraudulent acts that materially damage the business of the Company. Notwithstanding this paragraph 9, the provision of any written indemnification agreement applicable to the directors and officers of the Company to which Executive shall be a party shall apply rather than this paragraph 9 to the extent inconsistent with this paragraph 9. Without limiting the foregoing, the Company shall continue to maintain coverage for Executive under any directors' and officers' liability insurance policies for a period of six (6) years following any termination of Executive's employment by the Company without Good Cause or by Executive with Good Reason.

                  10. NO PRIOR AGREEMENTS. Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and Executive's employment by the Company and the performance of Executive's duties hereunder will not violate or be a breach of any agreement with a former employer, client, or any other person or entity. Further, Executive agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition, invention, or secrecy agreement between Executive and such third party that was in existence as of the date of this Agreement.

                  11. ASSIGNMENT; BINDING EFFECT. Executive understands that Executive is being employed by the Company on the basis of Executive's personal qualifications, experience, and skills. Executive agrees, therefore, Executive cannot assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns.

                  12. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Except as specifically provided herein, Executive has no oral representations, understandings, or agreements with the Company or any of its officers, directors, or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete, and exclusive statement and expression of the agreement between the Company and Executive and of all the terms of this Agreement, and it cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term. This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Executive.

                  13. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

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

                           To the Company:        2381 Bering Drive
                                                  San Jose, California 95131
                                                  Attention: CEO

                           To Executive:          2381 Bering Drive
                                                  San Jose, California 95131

                           In either case with a  Greenberg Traurig, LLP
                           copy to:               2375 East Camelback Road
                                                  Suite 700
                                                  Phoenix, Arizona 85016
                                                  Attention: Robert S. Kant,
                                                  Esq.

                  Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 13.

                  14. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

                  15. MEDIATION ARBITRATION. All disputes arising out of this Agreement shall be resolved as set forth in this paragraph 15. If any party hereto desires to make any claim arising out of this Agreement ("Claimant"), then such party shall first deliver to the other party ("Respondent") written notice ("Claim Notice") of Claimant's intent to make such claim explaining Claimant's reasons for such claim in sufficient detail for Respondent to respond. Respondent shall have ten (10) business days from the date the Claim Notice was given to Respondent to object in writing to the claim ("Notice of Objection"), or otherwise cure any breach hereof alleged in the Claim Notice. Any Notice of Objection shall specify with particularity the reasons for such objection. Following receipt of the Notice of Objection, if any, Claimant and Respondent shall immediately seek to resolve by good faith negotiations the dispute alleged in the Claim Notice, and may at the request of either party, utilize the services of an independent mediator. If Claimant and Respondent are unable to resolve the dispute in writing within ten (10) business days from the date negotiations began, then without the necessity of further agreement of Claimant or Respondent, the dispute set forth in the Claim Notice shall be submitted to binding arbitration (except for claims arising out of paragraphs 3 or 7 hereof), initiated by either Claimant or Respondent pursuant to this paragraph. Such arbitration shall be conducted before a panel of three (3) arbitrators in San Jose, California, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") then in effect provided that the parties may agree to use arbitrators other than those provided by the AAA. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof. The arbitrators shall have the authority to order all remedies otherwise available in a civil court, including, without limitation, back-pay, severance

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

compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Executive was terminated without Good Cause, as defined herein, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. The arbitration shall be conducted consistent with all applicable law, and the arbitration award shall be in writing, in a form capable of review if required by applicable law. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any mediation or arbitration proceeding and, to the extent Executive prevails, all reasonable legal fees shall be borne by the Company.

                  16. NO PARTICIPATION IN SEVERANCE PLANS. Except as contemplated by this Agreement, Executive acknowledges and agrees that the compensation and other benefits set forth in this Agreement are and shall be in lieu of any compensation or other benefits that may otherwise be payable to or on behalf of Executive pursuant to the terms of any severance pay arrangement of the Company or any affiliate thereof, or any other similar arrangement of the Company or any affiliates thereof providing for benefits upon involuntary termination of employment.

                  17. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the state of California, notwithstanding the conflict of laws provisions of such state.

                  18. COUNTERPARTS; FACSIMILE. This Agreement may be executed by facsimile and in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          SYNAPTICS INCORPORATED

                                          By: __________________________________

                                          Name: ________________________________

                                          Title: _______________________________

                                          EXECUTIVE:

                                          ______________________________________

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